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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report:                   May 15, 1995



                        Commission File Number 1-8241



                             PRESIDIO OIL COMPANY
            (Exact name of registrant as specified in its charter)


         DELAWARE                                              95-3049484
(State or other jurisdiction of                             (I.R.S.Employer
 incorporation or organization)                           Identification No.)


                         5613 DTC PARKWAY, SUITE 750
                        ENGLEWOOD, COLORADO 80111-3065
                   (Address of principal executive offices)
                                   (Zip Code)


                                 (303) 773-0100
             (Registrant's telephone number, including area code)



                                 Not Applicable
            (Former name, former address and former fiscal year,
                        if changed since last report)



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Item 5.    Other Events

As previously disclosed, the revenues and operating cash flows of Presidio Oil Company (the "Company") declined significantly in 1994 and in the first quarter of 1995, resulting in substantial uncertainties regarding the Company's ability to continue as a going concern in its current financial structure and regarding its ability to service its debt. Because of its deteriorating financial condition, on May 15, 1995, the Company did not pay the $3.317 million of interest that became due on that date on its Senior Gas Indexed Notes Due 2002 (the "Senior GINs"). Although the indenture (the "Senior GIN Indenture") governing the Senior GINs provides a 30-day grace period in which the Company may cure payment defaults before an "Event of Default" is declared thereunder, the Company does not currently anticipate that it will make such interest payment on or before June 14, 1995, and thus expects an Event of Default under the Senior GIN Indenture to occur at that time.

The Company, however, is continuing discussions with respect to a restructuring ("Restructuring") of its 11.5% Senior Secured Notes Due 2000, the Senior GINs and its 9% Convertible Subordinated Debentures Due 2015 with a number of institutional holders (the "Institutions") of such securities and with its bank lenders (the "Banks"). The Restructuring is intended to eliminate the Company's cash flow deficit and thereby improve its financial condition. Moreover, the Company is seeking the agreement (the "Forbearance Agreement") of the Institutions and of the Banks that they will not take any action to accelerate the Company's debt during the pendency of the Restructuring discussions, whether as a result of the Event of Default described above or otherwise. Although the Company has retained financial advisors to assist with the Restructuring, no assurance can be given (i) that the Forbearance Agreements will be obtained; (ii) that the Company will be able to successfully conclude any of the arrangements being considered as part of a Restructuring; or
(iii) as to the level or value of the equity interest in the Company that would be retained by its existing shareholders in the event of a successful Restructuring. If Forbearance Agreements are not obtained or the Company is unable to successfully complete a Restructuring, it is likely that defaults under the Company's indebtedness such as the payment default described above will have the adverse consequences described under "Ability to Service Debt" in the Company's Quarterly Report on Form 10-Q for the Quarter Ended March 31, 1995.
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                                SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          PRESIDIO OIL COMPANY
                                          -------------------------
                                          Registrant



DATE:   May 15, 1995                      /s/ Charles E. Brammeier
      ----------------                    -------------------------
                                          Charles E. Brammeier
                                          Controller
                                          (Principal Accounting Officer)
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